COMMERCIAL LEASE

     THIS LEASE, made and entered into, this 21st day of February, 1997,

by and between

Parties:              Roy R. & Madonna J. Thoele
                      1703 North Fourth Street, St. Charles, MO  63301
                      (314) 724-1617

hereinafter called Lessor, and

                       Leonard's Metal, Inc.
                       P.O. Box 678
                       St. Charles, MO 63302-0678
                       (314) 946-6525

hereinafter called Lessee,

         WITNESSETH, That the said Lessor for and in consideration of the rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by said Lessee, or Lessees, successors and assigns, has leased and by these presents does lease to said Lessee the following described premises, situated in the County of St. Charles, State of Missouri, to-wit:

Premises

Part of strip center located at 3010 Highway 94 North, St. Charles, MO. Containing approximately 5,000 square feet.

Use of Premises

         To have and to hold the same, subject to the conditions herein contained, and for no other purpose or business than that of storage, light manufacturing, office and other uses permitted under applicable zoning regulations.

Term and Rental

For and during the term of seven (7) years commencing on the first day of March 1997 and ending on the last day of February 2004, at the yearly rental of Thirty Thousand ($30,000.00) Dollars, payable in advance in equal monthly installments of Two Thousand Five Hundred Dollars ($2,500.00).

         Rent checks to be payable to:

                  Roy R. Thoele
                  P.O. Box 460
                  St. Charles, MO 63302

on the first day of each and every month during the said term.

Assignment or Sub-letting

         This lease is not assignable, nor shall said premises or any part thereof be sublet, used or permitted to be used for any purpose other than above set forth without the written consent of the Lessor endorsed hereon; and if this lease is assigned or the premises or any part thereof sublet without the written consent of the Lessor, or if the Lessee shall become the subject of a court proceeding in bankruptcy or liquidating receivership or shall make an assignment for the benefit of creditors, this lease may by such fact or unauthorized act be canceled at the option of the Lessor. Any assignment of this lease or subletting of said premises or any part thereof with the written consent of the Lessor shall not operate to release the Lessee from the fulfillment on Lessee's part of the covenants and agreements herein contained to be by said Lessee performed, nor authorize any subsequent assignment or subletting without the written consent of the Lessor.

Repairs and Alterations

         All repairs and alterations deemed necessary by Lessee shall be made by said Lessee at Lessee's cost and expense with the consent of Lessor; and all repairs and alterations so made shall remain as a part of the realty; all plate and other glass now in said demised premises is at the risk of said Lessee, and if broken, is to be replaced by and at the expense of said Lessee.

         The Lessor reserves the right to prescribe the form, size, character and location of any and all awnings affixed to and all signs which may be placed or painted upon any part of the demised premises, and the Lessee agrees not to place any awning or sign on any part of the demised premises without the written consent of the Lessor, or to bore or cut into any column, beam or any part of the demised premises without the written consent of Lessor. The Lessee and all holding under said Lessee agrees to use reasonable diligence in the care and protection of said premises during the term of this lease, to keep the water pipes, sewer drains, heating apparatus, elevator machinery and sprinkler system in good order and repair and to surrender said premises at the termination of this lease in substantially the same and in as good condition as received, ordinary wear and tear excepted.

         The Lessee shall pay according to the rules and regulations of the water department for all water used in the demised premises. The Lessee will erect fire escapes on said premises at said Lessee's own cost, according to law, should the proper authorities demand same.

         The Lessee agrees to keep said premises in good order and repair and free from any nuisance or filth upon or adjacent thereto, and not to use or permit the use of the same or any part thereof for any purpose forbidden by law or ordinance now in force or hereafter enacted in respect to the use or occupancy of said premises. The Lessor or legal representatives may, at all reasonable hours, enter upon said premises for the purpose of examining the condition thereof and making such repairs as Lessor may see fit to make.

         If the cost of insurance to said Lessor on said premises shall be increased by reason of the occupancy and use of said demised premises by said Lessee or other person under said Lessee, all such increase over the existing rate shall be paid by said Lessee to said Lessor on demand. The Lessee agrees to pay double rent for each day the lessee, or any one holding under the Lessee, shall retain the demised premises after the termination of this lease, whether by limitation or forfeiture.

Damage to Tenants' Property

         Lessor shall not be liable to said Lessee or any other person or corporation, including employees, for any damage to their person or property caused by water, rain, snow, frost, fire, storm and accidents, or by breakage, stoppage or leakage of water, gas, heating and sewer pipes or plumbing, upon, about or adjacent to said premises.

         The destruction of said building or premises by fire, or the elements, or such material injury thereto as to render said premises unquestionably untenantable for 60 days, shall at the option of said Lessor or Lessee produce and work a termination of this lease.

         If the Lessor and Lessee cannot agree as to whether said building or premises are unquestionably untenantable for 60 days, the fact shall be determined by arbitration; the Lessor and the Lessee shall each choose an arbitrator within five days after either has notified the other in writing of such damage, the two so chosen, before entering on the discharge of their duties, shall elect a third, and the decision of any two of such arbitrators shall be conclusive and binding upon both parties hereto.

         If it is determined by arbitration, or agreement between the Lessor and the Lessee, that said building is not unquestionably untenantable for 60 days, then said Lessor must restore said building at Lessor's own expense, with all reasonable speed and promptness, and in such a just and proportionate part of said rental shall be abated until said premises have been restored.

         Failure on the part of the Lessee to pay any installment of rent or increase in insurance rate promptly as above set out, as and when the same becomes due and payable, or failure of the lessee promptly and faithfully to keep and perform each and every covenant, agreement and stipulation herein on the part of the Lessee to be kept and performed, shall at the option of the Lessor cause the forfeiture of this lease.

         Possession of the within demised premises and all additions and permanent improvements thereof shall be delivered to Lessor upon ten days' written notice that Lessor has exercised said option, and thereupon Lessor shall be entitled to and may take immediate possession of the demised premises, any other notice or demand being hereby waived. Any and all notices to be served by the Lessor upon the Lessee for any rach of covenant of this lease, or otherwise, shall be served upon the Lessee in person, or left with anyone in charge of the premises, or posted upon some conspicuous part of said premises.

Re-Entry

         Said Lessee will quit and deliver up the possession of said premises to the Lessor or Lessor's heirs, successors, agents or assigns, when this lease terminates by limitation or forfeiture, with all window glass replaced, if broken, and with all keys, locks, bolts, plumbing fixtures, elevator, sprinkler, boiler and heating appliances in as good order and condition as the same are now, or may hereafter be made by repair in compliance with all the covenants of this lease, save only the wear thereof from reasonable and careful use.

         But it is hereby understood, and Lessee hereby covenants with the Lessor, that such forfeiture, annullment or voidance shall not relieve the Lessee from the obligation of the Lessee to make the monthly payments of rent hereinbefore reserved, at the times and in the manner aforesaid; and in case of any such default of the Lessee, the Lessor may re-let the said premises as the agent for and in the name of the Lessee at any rental readily obtainable, applying the proceeds and avails thereof, first, to the payment of such expense as the Lessor may be put to in re-entering, and then to the payment of said rent as the same may from time to time become due, and toward the fulfillment of the other covenants and agreements of the Lessee herein contained, and the balance, if any, shall be paid to the Lessee; and the Lessee hereby covenants and agrees that if the Lessor shall recover or take possession of said premises as aforesaid, and be unable to re-let and rent the same so as to realize a sum equal to the rent hereby reserved, the Lessee shall and will pay to the Lessor any and all loss of difference of rent for the residue of the term. The Lessee hereby gives to the Lessor the right to place and maintain its usual "for rent" signs upon the demised premises, in the place that the same are usually displayed on property similar to that herein demised, for the last thirty days of this lease.


1.       Lessee is responsible for all utilities.

2. Lessee must furnish Lessor with a certificate of insurance annually covering the company's liability, contents and glass breakage and naming Roy R. Thoele as additional insured. Any increase in the cost of insurance due to the nature of the operation of the Lessee will be an expense of the Lessee.

3. Lessee is responsible for formal maintenance and repairs. The exterior walls and roof will be the responsibility of the Lessor.

4. Lessor will provide snow removal and bill lessee on a per job basis. Cost not to exceed $100.00 for each removal and covers work for the warehouse docks and parking area of both buildings.

5. Rental rate during any option period of this lease will be adjusted to reflect the change that occurred in the CPI Index during the prior lease period of this lease. The CPI-U Index for St. Louis at the commencement of this lease is ________________.

6. Lessor and Lessee agree to pay all reasonable attorney's fees, court costs and all other reasonable cost, expenses, and charges incurred by the prevailing party in connection with the recovery of sums due under this lease, or in any litigation or negotiation in which either party shall, without its fault, become involved through or on account of this lease or any act or omission of either party, their agents, employees or contractors.

7. Lessor will provide fifty (50) parking spaces as being available for Lessee.

8. Lessor will perform remodeling and refurbishing as listed on Schedule A; attached to this lease.

9. At the completion of a proposed warehouse addition of approximately 5,000 square feet, Lessor and Lessee agree to combine the existing lease on 19,400 square feet, expiring December 31, 1998, this new lease expiring February 28, 2004; covering 5,000 square feet at 3010 Highway 94 North and the new 5,000 square feet warehouse addition into one lease for a seven year period with an option to renew for three additional one year periods, subject to a CPI Index adjustment. Lease rate on the new warehouse addition to be $4.25 per square foot.

10. As used in this Lease, the term "casualty" shall mean any loss as a result of those risks covered by an "all risk" property insurance policy including, without limitation, fire, wind storm, earthquake, vandalism, acts of God, and damage by the element.

No Constructive Waiver

         No waiver of any forfeiture, by acceptance of rent or otherwise, shall waive any subsequent cause of forfeiture, or breach of any condition of this lease; nor shall any consent by the Lessor to any assignment or subletting of said premises, or any part thereof, be held to waive or release any assignee or sub-lessee from any of the foregoing conditions or covenants as against him or them; but every such assignee and sub-lessee shall be expressly subject thereto.

         Whenever the word "Lessor" is used herein it shall be construed to include the heirs, executors, administrators, successors, assigns or legal representatives of the Lessor; and the word "Lessee" shall include the heirs, executors, administrators, successors, assigns or legal representatives of the Lessee and the words Lessor and Lessee shall include single and plural, individual or corporation, subject always to the restrictions herein contained, as to subletting or assignment of this lease.

         IN WITNESS WHEREOF, the said parties aforesaid have duly executed the foregoing instrument or caused the same to be executed the day and year first above written.



                                               /s/ Roy R. Thoele
                                              Roy R. Thoele


                                               /s/ Madonna J. Thoele
                                              Madonna J. Thoele          Lessor


                                              Leonard's Metal Inc.

                                               /s/ Lawrence E. Dickinson
                                              By:
                                                                         Lessee

                                   SCHEDULE A


LEASE ATTACHMENT:

Commercial lease date February 21, 1997

LESSOR:           Roy R. and Madonna J. Thoele

LESSEE:           Leonard's Metal, Inc.

                         Remodeling and refurbishing for
                              3010 Highway 94 North

1) Remove brick dividers in center of area and walls along exterior walls as designated on attached drawing. Any walls to remain are so designated on the attached drawing.

2)       Remove three (3) air handlers in the ceiling and repair roof.

3) After removing dryers, repair vent holes in the exterior wall with blocks mortared in place to provide a normal wall finish.

4)       Remove tile from floor, leaving concrete floor exposed.

5) Remove glass in front of building and replace with masonry wall with some windows at the top of the wall to provide ventilation and provide two (2) entry ways for access to the area. One entry way to be a single service door and the second entry way to be a double width door.

6) Replace ceiling tile where walls have been removed and install additional ceiling tiles in the area where the dryers have been removed.

7) Remodel existing bathroom to include a vanity and construct a new bath to provide two normal size baths with standard fixtures and a hot water heater.

8) Replace the existing furnace with a new HVAC unit and install an additional new HVAC unit to provide adequate heating and cooling.

9) Remove all electrical and plumbing for the washers, leaving the drain troughs exposed for the Lessee to cover with metal plates.

                                   SCHEDULE B

                               Thoele Lease Notes


1 - Change the narrow existing man door to a wider door (3' door would be acceptable).

2 -      Finish the back side of this existing wall.

3 - Move this "furnace room" wall out far enough to leave a 4' passage on the back side. Also remove furnace from this room.

4 - Remove this wall section from the edge of the existing furnace room to the front exterior wall. Create a header at the top of the wall so as not to disturb the ceiling.

5 - Install a steel man door that is handicap accommodating, and steel double doors in the center of the front exterior wall.

6 - Remove the glass front and replace it with block. The inside of the block wall is to be painted. The only entrances on this wall should be the single door, and the double doors referenced in "5" above.

7 - On the back wall all exhaust openings will be patched. The drop ceiling that is in the main room will be carried on to this wall.

8 -      Build rooms to enclose the furnaces.

9 - Add a basin in the existing restroom, and add an additional restroom in the back corner. Also, cap off current basin for use of water fountain in that area.